Mondee Acquires Leading Travel Marketplace, Skypass, a leading Travel Marketplace, bringing AI to SMEs

Mondee Continues its Accretive M&A Strategy, Strengthening its Global Position as the Foremost AI-Powered Marketplace for Travel Content and Experiences.

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms in the leisure and corporate travel sectors, today announced the acquisition of Skypass Travel, Inc. (“Skypass”), a global full-service retail and wholesale provider of corporate, leisure, and humanitarian travel, based in the Dallas, Texas area.

The acquisition of Skypass supports Mondee's ongoing expansion and diversification endeavors, encompassing markets that serve both personnel and affiliates from international corporations, small and midsize businesses (SMBs), as well as humanitarian organizations. Skypass maintains domestic offices in the Dallas, Texas area and Austin, Texas. Furthermore, it boasts a global footprint through its international offices located in Latin America (LATAM), Mexico, Canada, and India.

Skypass achieved a gross revenue of $45 million and adjusted EBITDA of $4 million, representing a margin on net revenue of approximately 60%, in 2022. At closing, Mondee paid a consideration of approximately $15 million, comprised of cash and Mondee common stock priced at $10 per share. Additionally, the agreement allows for a potential future earn-out opportunity of shares of Mondee common stock, contingent upon the achievement of specified annual adjusted EBITDA growth targets.

With a 35-year operating history, Skypass enjoys a leading position in the international corporate travel sector. Its focus is directed toward providing travel services to sizable international consulting firms and SMBs. In addition to air travel and lodging, Skypass extends its services to encompass cruises, vacation packages, and humanitarian travel, catering to the personnel, associates, and the wider retail travel demographic.

Following the successful acquisitions of Consolid, Orinter and Interep, Mondee is poised to strategically advance the distribution of Skypass's travel-related offerings. Skypass’s expansion may be facilitated through Mondee’s extensive network, which comprises over 65,000 travel experts and a membership of 125 million individuals within closed groups. Furthermore, the acquisition increases Mondee’s reach of local, regional and global content.
Mondee's strategic approach involves harnessing its exclusive AI-Powered Travel Marketplace and cutting-edge technology. Simultaneously, the Company intends to introduce enhancements in services that may target Skypass’s clientele and generate additional revenue, including FinTech solutions and supplementary services. Moreover, Mondee is committed to streamlining expenditures across its global operational framework, with the aim of realizing substantial synergies in both top-line and bottom-line performance.

Mondee’s Founder, Chairman, and CEO, Prasad Gundumogula, stated, “We are thrilled to extend a warm welcome to Victor Abraham, CEO of Skypass, and his experienced management team as valued members of the Mondee family and look forward to helping provide their customers with access to our AI-Powered Travel Marketplace, as well as additional products and services. We have every confidence they will continue to grow the business actively within their served markets. This acquisition underscores our commitment to diversifying our distribution to SMBs and international corporate accounts along with geographical expansion into India, Mexico, and LATAM."

Skypass’s CEO Victor Abraham, shared, “The entire Skypass team is excited to join the Mondee family and work towards unlocking the global growth potential of our combined offerings and capabilities. We look forward to leveraging Mondee's cutting-edge AI-Powered Marketplace and industry-leading expertise to enhance our customers' travel experiences. With our shared commitment to innovation and customer satisfaction, we are confident that together we can redefine the travel industry.”

About Mondee

Established in 2011, Mondee is a travel technology company and a modern travel marketplace based in Austin, Texas. The Company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the Company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. The Mondee Marketplace includes access to Abhi, the most powerful and only fully-integrated AI travel planning assistant in the market. Mondee’s network includes approximately 65,000 leisure travel advisors, freelancers and influencers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The Company also offers packaged solutions and ancillary offerings that serve a global customer base. For further information, visit: mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include adjusted EBITDA non-GAAP net income, and non-GAAP EPS.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization. Mondee defines adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other income net, stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one-time items. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

Mondee believes these non-GAAP financial measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of its results of operations. With respect to adjusted EBITDA and non-GAAP net loss/ income, Mondee believes these non-GAAP financial measures are useful in evaluating the Company’s profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time expenses. Mondee also believes non-GAAP financial measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

Mondee uses these non-GAAP financial measures in conjunction with traditional GAAP measures as part of its overall assessment of the Company’s performance, including the preparation of its annual operating budget and quarterly forecasts, and to evaluate the effectiveness of its business strategies. Mondee’s definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, Mondee’s non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of Mondee’s use of stock-based compensation. The Company’s compensates for these limitations by providing investors and other users of its financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, Mondee has have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Mondee encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of Mondee’s business.

Transactions are defined as the aggregation of transactions handled by Mondee’s platform between a third-party seller or service provider and the ultimate consumer. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. Mondee generates revenue from service fees earned on these transactions and, accordingly its revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions Mondee processes. Revenue will increase as a result of an increase in the number of customers using Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements and Unaudited Financials:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com